UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 4, 2010

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 4, 2010, AT&T Inc. issued the press release attached hereto as Exhibit 99.1, which is incorporated by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of AT&T Inc., dated August 4, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: August 4, 2010	By:	/s/ John J. Stephens
John J. Stephens
Senior Vice President and Controller

Media Contact:
Rolf Gatlin
Office: 214-665-1315
E-mail: rgatlin@attnews.us

AT&T INC. ANNOUNCES OFFER TO EXCHANGE
OUTSTANDING 8.750% SENIOR NOTES OF NEW CINGULAR
WIRELESS SERVICES, INC. DUE 2031 AND 8.00% SENIOR
NOTES OF AT&T CORP. DUE 2031 FOR NEW NOTES AND CASH

Dallas, Tex., August 4, 2010 – AT&T Inc. (NYSE: T; and “AT&T”) today announced the commencement of a private offer to exchange (i) any and all of the outstanding 8.750% Senior Notes of New Cingular Wireless Services, Inc. due 2031 (the “8.750% Notes”) and  (ii) the outstanding 8.00% Senior Notes of AT&T Corp. due 2031 (the “8.00% Notes” and, together with the 8.750% Notes, the “Existing Notes”), subject to pro-ration, held by Eligible Holders (as defined below) for a new series of senior notes to be due 2040 (the “New Notes”) and cash (the “Exchange Offer”).

The Exchange Offer is being conducted upon the terms and subject to the conditions set forth in an offering memorandum, dated August 4, 2010, and the related letter of transmittal.  The Exchange Offer is only made, and copies of the offering documents will only be made available, to a holder of the Existing Notes who has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act (each, an “Eligible Holder”).

AT&T is offering to Eligible Holders of the 8.750% Notes the opportunity to exchange any and all of their 8.750% Notes for New Notes and cash.  In addition, AT&T is offering to Eligible Holders of the 8.00% Notes the opportunity to exchange for New Notes and cash up to an aggregate principal amount of their 8.00% Notes equal to (i) $2,500,000,000 less (ii) the aggregate principal amount of 8.750% Notes exchanged pursuant to the Exchange Offer.

The Exchange Offer is subject to certain conditions, including the requirement that AT&T receive valid tenders, not validly withdrawn, of at least $500,000,000 aggregate principal amount of Existing Notes.

Eligible Holders of Existing Notes who tender their Existing Notes at or before 5:00 p.m. New York City time on August 17, 2010, subject to any extension by AT&T, will also receive an early participation payment.

The Exchange Offer will expire at 11:59 p.m., New York City time, on August 31, 2010, unless extended or earlier terminated by AT&T.  Tenders of Existing Notes submitted in the Exchange Offer prior to 5:00 p.m. New York City time on August 17, 2010, subject to any extension by AT&T (the “Withdrawal Deadline”), may be validly withdrawn at any time prior to the Withdrawal Deadline, but such tenders will be irrevocable thereafter, except in certain limited circumstances where additional withdrawal rights are required by law.  Tenders submitted in the Exchange Offer after the Withdrawal Deadline will be irrevocable except in the limited circumstances where additional withdrawal rights are required by law.

The New Notes have not been registered under the Securities Act or any state securities laws.  Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is not an offer to sell or a solicitation of an offer to buy any security.  The Exchange Offer is being made solely by the offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Documents relating to the Exchange Offer will only be distributed to holders of Existing Notes who complete and return a letter of eligibility confirming that they are Eligible Holders.  Holders of Existing Notes who desire a copy of the eligibility letter may contact Global Bondholder Services Corporation, the information agent for the Exchange Offer, at (866) 387-1500 (toll-free)  or (212) 925-1630 (collect).

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